Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, $0.10 par value, of Angeion Corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

May 21, 2007

HEALTHINVEST PARTNERS AB

By:  /s/ ANDERS HALLBERG
Name:  Anders Hallberg
Title:    Managing Director and CEO

                                                HEALTHINVEST GLOBAL LONG/SHORT FUND

By:  /s/ ANDERS HALLBERG
Name:  Anders Hallberg
Title:    CEO of Managing Company